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                            ASSET TRANSFER AGREEMENT

     This Agreement ("Agreement"), is effective as of February 1, 1996 ("Effective Date") and is made by and between Science Applications International Corporation, a Delaware corporation ("SAIC") and Network Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of SAIC ("Subsidiary").

                                    RECITALS
     WHEREAS, the purpose of the Agreement is to memorialize the transfer of the Government Business from Subsidiary to SAIC which was effective as of February 1, 1997.

     WHEREAS, Subsidiary and its predecessor corporation, Network Solutions Incorporated, a District of Columbia corporation ("NSI-D.C"), has been and is currently engaged in certain business for the U.S. Government, other than the NSF (the "Government Business");

     WHEREAS, Subsidiary desires to assign and transfer the Government Business to SAIC and SAIC desires to accept such assignment and transfer effective as of the Effective Date;

     WHEREAS, Subsidiary and NSI-D.C were previously engaged in business conducted in Oklahoma City, Oklahoma and certain other business obtained as a result of NSI-D.C.'s status as a minority-owned corporation (the "Minority Business")

     WHEREAS, the Minority Business was transferred to Netcom Solutions International, Inc., a Virginia corporation ("Netcom") pursuant to a Corporate Separation and Reorganization Agreement dated as of March 10, 1995 by and between Subsidiary and Netcom (the "Separation Agreement"), and pursuant to such Separation Agreement, Netcom agreed to assume all liabilities and commitments in connection with or related to the Minority Business;

     WHEREAS, in consideration of Subsidiary transferring the Government Business to SAIC, SAIC is willing to indemnify Subsidiary for any liability or damages related to the Minority Business;

     WHEREAS, since the Effective Date, SAIC has actually borne all of the losses and profits of the Government Business and the Minority Business.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Transfer of Assets. Subject to Section 4, Subsidiary hereby assigns and transfers to SAIC all of its right, title and interest under, in and to the contracts, accounts receivables and assets of Assignor set forth on Exhibit A hereto (the "Transferred Assets"). Subject to Section 4, SAIC hereby accepts such assignment and transfer, assumes all of the Transferred Assets with respect to and agrees to be bound by all of the terms and conditions of Subsidiary under the Transferred Assets in each case arising from and after the Effective Date and relating to the period from and after the Effective Date.

     2. Assumed Liabilities and Obligations. Subsidiary assigns to SAIC and SAIC hereby assumes and agrees to pay, satisfy, perform and discharge, as if the Government Business had been operated by SAIC from the commencement of the Government Business and had never been owned by Subsidiary, all of the obligations and liabilities arising out


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of or relating to the Government Business or the Transferred Assets, known or unknown, accrued, absolute, contingent or otherwise, whether arising from pending or threatened claims against Subsidiary related to the Government Business or the Transferred Assets, whether arising as a result of the transactions contemplated hereby, whether existing at the Effective Date or arising at any time or from time to time after the Effective Date, and whether based on circumstances, events or actions arising theretofore or thereafter, and whether or not such obligations and liabilities shall have been disclosed herein or reflected on the books and records of the Government Business, including, but not limited to, the liabilities set forth on Exhibit B hereto (together, the "Assumed Liabilities").

     3. Cooperation in Contract Administration. Subsidiary agrees to cooperate with SAIC and do all things reasonably necessary to novate and assign all contracts, commitments and agreements contained in the Transferred Assets, including but not limited to, executing novation agreements, if necessary. In the event Subsidiary receives payment from any customer for any costs, fees and expenses incurred by SAIC subsequent to the Effective Date under contracts which are novated or assigned to SAIC hereunder, Subsidiary shall promptly pay such amounts to SAIC.

     4. Nonassignable Contracts. Nothing in this Assignment shall be construed as an attempt to novate or assign to SAIC any contract, commitment, or other agreement which is by law or its terms nonassignable or the novation or assignment of which would constitute a violation of statute, rule, regulation, contract, commitment or other agreement. If an attempted novation or assignment of any contract, commitment or other agreement would be ineffective or would affect Subsidiary's rights thereunder so that SAIC would not in fact receive all such rights, Subsidiary shall cooperate with SAIC in a mutually acceptable arrangement (which, without limitation, may include entering into subcontracting arrangements with SAIC), to provide to SAIC the benefit (including the full economic benefit) of such contract, commitment, or other agreement (other than legal title), provided Subsidiary shall have no liability for failure to provide SAIC such benefit. SAIC and subsidiary agree to use their best efforts to legally effect the novation or assignment of any such contract commitment or agreement to SAIC. SAIC agrees to properly reimburse Subsidiary in connection with any action taken by the Subsidiary under Section 3 and this Section 4.

     5. Books and Records. Subsidiary agrees to transfer and deliver to SAIC all original contracts, books and records which relate to the Government Business or the Transferred Assets.

     6. Indemnification - Government Business. SAIC hereby agrees to indemnify, defend and hold harmless Subsidiary and any director, officer, employee, agent or representative of Subsidiary (the "Indemnitees") from and against all loss, liability, claim, damage, cost or expense asserted against, imposed upon or incurred by the Indemnitees or any Indemnitee, resulting from, relating to or arising out of the Government Business or any Transferred Assets, whether arising prior to or after the Effective Date.

     7. Indemnification - Minority Business. SAIC hereby agrees to indemnify, defend and hold harmless Subsidiary and any director, officer, employee, agent or representative of Subsidiary (the "Indemnitees") from and against all loss, liability, claim, damage, cost or expense asserted against, imposed upon or incurred by the Indemnitees or any Indemnitee, resulting from, relating to or arising out of the Minority Business, whether arising prior to or after the Effective

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Date (the "Minority Claims").  Subsidiary shall not be obligated to make demand or seek indemnification from Netcom for any Minority Claim prior to making demand or seeking indemnification from SAIC for such Minority Claims. In the event that SAIC is obligated to make any payment under this Section 7, SAIC will be subrogated to any and all rights that Subsidiary has or will have against Netcom or any other third party with respect to the claim or event giving right to such payment. Such rights of subrogation shall include, but are not limited to, the right to enforce or use any right or remedy which Subsidiary now has or may hereafter have against Netcom in connection with the claim or event giving rise to such payment, whether pursuant to the Separation Agreement or otherwise.

     8.   Miscellaneous.

     8.1 Notices. All notices, billings, requests, demands, approvals, consents, and other communications which are required or may be given under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

          If to Subsidiary:                      If to SAIC:

          Network Solutions, Inc.                Science Applications
          505 Huntmar Park Drive                 International Corporation
          Herndon, VA  20170                     10260 Camput Point Drive
          Attention:  Chief Financial Officer    San Diego, CA  92121
                                                 Attention: Legal Department

     8.2 No Assignment. This Agreement shall not be assignable except with the prior written consent of the other party to this Agreement.

     8.3 Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed therein.

     8.4 Headings. The section headings used in this Agreement are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions thereof.

     8.5 Amendments; Waivers. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing signed by the parties.

     8.6 Severability. If any terms or provisions hereof or the application thereof to any circumstances shall be found by any court having jurisdiction to be invalid or unenforceable to any extent, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.


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     8.7  Further Assurances.  Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     8.9 No Third Party Beneficiaries. The provisions of this Agreement are for the sole benefit of SAIC and Subsidiary and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

     IN WITNESS WHEREOF, the parties have executed Agreement on the date shown below and effective as of the Effective Date as written above.


                                          SCIENCE APPLICATIONS
                                          INTERNATIONAL CORPORATION

                                          By:   /s/ DENNIS HEIPT
                                             ----------------------------------
                                          Name:  Dennis Heipt
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------
                                          Date:  9/17/97
                                               --------------------------------

                                          NETWORK SOLUTIONS, INC.

                                          By:    /s/ ROBERT J. KORZENIEWSKI
                                             ----------------------------------
                                          Name:   Robert J. Korzeniewski
                                               --------------------------------
                                          Title:  Chief Financial Officer
                                                -------------------------------
                                          Date:   9/16/97
                                               --------------------------------



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